EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-101471 of GenOn Energy, Inc. on Form S-8 of our report dated June 27, 2011, appearing in this annual report on Form 11-K of the GenOn Energy Union Savings Plan for the year ended December 31, 2010.
/s/ MELTON & MELTON, L.L.P.
Houston, Texas
June 27, 2011